EXHIBIT 10.3

INVENTORY RIDER

THIS INVENTORY RIDER (this “Rider”), dated as of November 3, 2008, is entered into between FCC, LLC d/b/a First Growth Capital (“Purchaser”), and ICOP Digital, Inc., a Colorado corporation (“Client”); this Rider is hereby made a part of and incorporated into that certain Purchasing Agreement, as amended from time to time, dated contemporaneous hereto, between Purchaser and Client (the “Agreement”).

1. Definitions. All capitalized terms contained in this Rider shall have the same definition as set forth in the Agreement unless they are specifically defined in this Rider. In addition to the definitions contained in the first paragraph of this Rider, the following terms are specifically defined for use herein:

“Alternate Base Rate” is defined as the greater of (1) LIBOR plus 2.75% or (2) Prime Rate.

“Collateral” means and includes all of Client’s right, title and interest in and to all of Client’s Goods, Inventory and Equipment, now owned or existing or hereafter acquired or arising and wherever located, and all proceeds and products of the foregoing.

“Eligible Inventory” means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory consisting of raw materials and finished goods owned by and in the possession of Client and located in the United States of America except the following: (a) finished goods which do not meet the specifications of the purchase order for such goods; (b) Inventory which Purchaser determines in the exercise of its sole and reasonable discretion to be unacceptable for borrowing purposes due to age, quality, type, category and/or quantity including, without limitation, any Inventory which is obsolete, damaged, not in good condition, or not either currently usable or currently salable in the ordinary course of the business of Client as determined by Purchaser; (c) Inventory with respect to which Purchaser does not have a valid, first priority and fully perfected security interest; (d) Inventory with respect to which there exists any security interest, lien or encumbrance in favor of any third party other than Purchaser; (e) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called “hot goods” provisions contained in Title 29 U.S.C. 215 (a)(i); (f) Inventory located at any location other than the locations listed on Exhibit 1; (i) Inventory consisting of packaging, shipping materials or supplies; (j) Inventory to the extent same is in transit; and (k) finished goods aged over 90 days and raw materials aged over 90 days. In the event that Inventory ceases to be Eligible Inventory, Client shall notify Purchaser thereof immediately.

“Event of Default” means any of the events described in Section 18 of the Agreement or any breach of any covenant, representation or warranty under the terms of this Rider shall occur.

“Purchasing Documents” means the Agreement, this Rider, and all other present or future agreements entered into between Client and Purchaser in connection with the Agreement.

“Goods” means (i) all “goods” as defined in the UCC, and (ii) all of Client’s present and hereafter acquired goods, wherever located, including imbedded software to the extent included in “goods”, manufactured homes, and standing timber that is cut and removed for sale.

“Inventory” means all of Client’s present and future inventory (as defined in the UCC), including goods held for sale or lease or to be furnished under a contract of service and all of Client’s present and future raw materials, work in process, finished goods, shelving and racking upon which the inventory is stored and packing and shipping materials, wherever located, and any documents of title representing any of the above.

“Inventory Facility” means advances available to Client pursuant to this Rider.

“LIBOR” has the meaning given to such term in the Agreement.

“Prime Rate” has the meaning given to such term in the Agreement.

2. Advances; Inventory Facility

2.1 Advances. At the request of Client, made at any time and from time to time during the term of the Agreement, and so long as no Event of Default has occurred, Purchaser, may, in its sole discretion, loan to Client up to Fifty percent (50%) of the value of Client’s Eligible Inventory, capped at (i) forty percent (40%) of the amount of advances on Accounts under the Agreement or (ii) $750,000.00, whichever is less, provided, however, that in no event shall Purchaser be obligated to make advances to Client under this Section 2.1 whenever the aggregate amount of advances made pursuant to this Section 2.1 exceeds, at any one time, the amount of the then effective Inventory Facility sublimit that Purchaser has established for Client. Purchaser shall advise Client of the amount of the sublimit on the Inventory Facility as Purchaser shall determine, and may adjust, from time to time. All amounts outstanding under the Inventory Facility shall constitute Obligations and shall be secured by the Collateral. PURCHASER’S standard condition of this approval will be that CLIENT maintains a satisfactory collateral performance. PURCHASER reserves the right to limit eligibility on inventory in accordance with PURCHASER eligibility requirements. .

2.2 Borrowing Base Certificate. Concurrent with the execution of this Rider by Client and concurrent with each request for an advance pursuant to Section 2.1, but no less frequently than weekly, Client shall deliver to Purchaser a fully completed Borrowing Base Certificate certified by the Chief Executive Officer or Chief Financial Officer of Client as being true and correct. Concurrent with the delivery of each such Borrowing Base Certificate, Client shall provide a written report to Purchaser of all material returns, disputes and claims, together with sales and other reports relating to the Accounts and Inventory as required by Purchaser.

2.3 Interest on Advances. The interest rate on inventory advances will be based upon the greater of (a) the Alternate Base Rate plus 3.5% or (b) 9.0%, on a floating basis with three (3) business days allowed to clear items. A monthly inventory collateral monitoring fee will be charged at the rate of one percent (1%) per month of the average outstanding balance of all advances on Inventory for each month. Adjustment to the Alternate Base Rate, payment of interest and all other aspects of this Inventory Facility, which are not specifically provided for in this Rider, shall be governed by the terms of the Agreement.

2.4 Repayment. Client will repay all of the Obligations upon demand, but in no event later than the termination of this Rider or the Agreement for any reason. If at any time for any reason, the aggregate outstanding principal amount of all Obligations including advances under this Rider and under the Agreement exceeds the Credit Limit or the advances under this Rider exceeds the limit set forth in Section 2.1 or any other limitation on the amount available to be borrowed hereunder, Client will immediately, without notice or demand, repay the outstanding principal amount of the Obligations, together with accrued and unpaid interest on the amount repaid, in an amount equal to such excess. Client shall make each payment required hereunder or under the Agreement, without setoff, deduction or counterclaim.

2.5 Security Interest. In order to secure the payment of all indebtedness and Obligations of Client to Purchaser, Client hereby grants to Purchaser a first priority security interest in and lien upon all of Client’s right, title and interest in and to all of Client’s presently existing or hereafter arising Collateral. Client agrees to comply with all appropriate laws in order to perfect Purchaser’s security interest in and to the Collateral and to execute such documents as Purchaser may require from time to time. Client authorizes Purchaser to file at such times and places as Purchaser may designate such financing statements, continuations and amendments thereto as are necessary or desirable to perfect Purchaser’s rights in Client’s Collateral under the Uniform Commercial Code in effect in any applicable jurisdiction and Purchaser’s security interest in the Collateral. Purchaser may at any time and from time to time file financing statements, continuation statements and amendments thereto which contains a collateral description determined by Purchaser and information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Client is an organization, the type of organization and any organization identification number issued to Client. Client agrees to furnish any such information to Purchaser promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Purchaser on behalf of Client or filed by Purchaser without the signature of Client and may be filed at any time in any jurisdiction. Client acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming Client as the debtor and Purchaser as the secured party without the prior written consent of Purchaser, and Client agrees that it shall not do so without the prior written consent of Purchaser. Client hereby ratifies any UCC financing statements previously filed by Purchaser.

Client shall deliver to Purchaser a list of all locations of its Collateral at the effective date of this Agreement and any time such locations change. Client shall provide written notice to Purchaser of any change in the locations at which it keeps its Collateral at least thirty (30) days prior to any such change. Client shall obtain from any landlord, warehouseman, or other third party operator of premises on which any Collateral is located an acceptable lien waiver or subordination agreement in Purchaser’s favor with respect to such Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Client shall, immediately endorse and assign such Negotiable Collateral over to Purchaser and deliver actual physical possession of the Negotiable Collateral to Purchaser. Client shall at any time and from time to time take such steps as Purchaser may request for Purchaser (i) to obtain an acknowledgment, in form and substance satisfactory to Purchaser, of any bailee having possession of any of the Collateral that such bailee holds such Collateral for Purchaser, and (ii) otherwise to insure the continued perfection and priority of Purchaser’s security interest in the Collateral and of the preservation of its rights therein.

3. Conditions Precedent. The obligation of Purchaser to consider requests from Client for advances under the Agreement and this Rider are subject to the fulfillment, to the satisfaction of Purchaser, of each condition precedent set forth below:

3.1 Execution and delivery to Purchaser of all of the Agreement, corporate factoring and borrowing resolutions, each in form and substance satisfactory to Purchaser in its sole discretion;

3.2 Delivery to Purchaser of evidence that Purchaser is named as an additional insured under all of Client’s insurance policies and a loss payee endorsement and certificate of additional insured acceptable to Purchaser; and

3.3 Delivery to Purchaser of a waiver by any landlord or mortgage holder or any other party that may have statutory rights to the Inventory or other Collateral, in form and substance satisfactory to Purchaser.

4. Inventory Records.

4.1 Client shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and its cost therefor, all of which records shall be available upon demand to any of Purchaser’s officers, agents and employees for inspection and copying.

4.2 Inventory Report. Client shall deliver to Purchaser within ten (10) days after the end of each month a report certified by the Chief Executive Officer or Chief Financial Officer of Client as being true and correct, setting forth as of the end of each month, (i) a current detailed aging, by total and by customer, of Client’s Receivables, (ii) a current detailed aging, by total and by vendor, of

Client’s accounts payable, and (iii) a detailed report of Client’s Inventory, setting forth the quantity, type and cost thereof, all of which shall be set forth in a form and shall contain such information as is acceptable to Purchaser. Client will also conduct a physical inventory count no less frequently than annually, adjust Client’s records to reflect the results of the count and deliver to Purchaser monthly a list of locations of Inventory and the types and values of Inventory at each such location, in such form as Purchaser may require. At Purchaser’s request, Client shall conduct such physical inventory counts and deliver such information more or less often than described above and such other information with respect to the Collateral, Client or Client’s business as Purchaser may reasonably request.

5. Insurance. Client, at its expense, shall keep and maintain its Inventory and Equipment insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by businesses selling similar inventory or operating similar equipment, for the full insurable value thereof. Client shall deliver to Purchaser certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Purchaser. All such policies of insurance shall contain an endorsement in a form satisfactory to Purchaser showing Purchaser as a loss payee thereof, and all proceeds payable thereunder shall be payable to Purchaser and, upon receipt by Purchaser, shall be applied on account of the Obligations owing to Purchaser. Client shall immediately notify Purchaser of any cancellation or termination of any insurance policy. To secure the payment of the Obligations, Client grants Purchaser a security interest in and to all such policies of insurance and the proceeds thereof, and Client shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Purchaser.

6. Client’s Representations and Warranties. Client makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as this Rider remains in effect and until the Obligations have been repaid in full:

(a) The Inventory is currently located only at the locations identified on Exhibit 1;

(b) All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects;

(c) The Inventory is and shall remain free from all liens, claims, encumbrances, and security interests (except as held by Purchaser, and except as may be specifically consented, in advance and in writing, by Purchaser);

(d) The Inventory is not now stored with a bailee, warehouseman or similar party; and

(e) Client currently keeps correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and its cost therefor.

7. No Conflict. The execution, delivery and performance by Client of this Rider: (a) shall not constitute an event of default under any agreement, indenture or undertakings to which Client is a party or by which it or any of its property may be bound or affected; (b) are not in contravention of or in conflict with any law or regulation; and (c) do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

8. Event of Default. If an Event of Default occurs and is continuing:

(i) Purchaser may, without demand or notice to Client, terminate Purchaser’s Obligations, if any, to make loans or to extend other financial accommodations to Client under this Rider or the Agreement, and may declare the entire principal amount of all loans and advances outstanding, all interest thereon, any unpaid fees and all other Obligations of any kind or nature to be, and thereupon the same will immediately become, due and payable in full. Purchaser may decrease the advance rates set forth herein or in the Agreement in Purchaser’s discretion. Purchaser may exercise all of the rights granted to it under the Agreement or hereunder.

(ii) Without notice to or demand upon Client or any other person, Purchaser may make such payments and do such acts, as Purchaser considers necessary or reasonable to protect its security interest in the Collateral. Client authorizes Purchaser to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which in Purchaser’s opinion appears to be prior or superior to its security interest in all or any of the Collateral and to pay all expenses incurred in connection therewith.

(iii) Purchaser may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral. Any such sale may be either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms. It is not necessary that the Collateral be present at any such sale.

(iv) Purchaser may, without notice to Client except as expressly provided herein, at Purchaser’s option, exercise any of the remedies available to Purchaser as a secured party under the UCC as in effect in any applicable jurisdiction, or otherwise available to Purchaser under applicable law. Client agrees, upon an Event of Default, to cease the sale or other disposition of the Collateral, except with Purchaser’s prior written consent, and to assemble at Client’s expense all the Collateral at a convenient place acceptable to Purchaser. Purchaser may charge to Client’s account and Client will pay Purchaser upon demand all costs and expenses, including attorneys’ fees (including fees of attorneys that are regular salaried employees of Purchaser or any of its Affiliates), incurred: (A) upon the liquidation of any Collateral; (B) to obtain or enforce payment of the Obligations; (C) in the settlement, adjustment, compromise, or litigation of Customer disputes; or (D) in the prosecution or defense of any action or proceeding either against Purchaser or against Client concerning any matter growing out of or in connection with the Agreement, this Rider and/or any Collateral and/or any Obligations. If at any time Purchaser pays any state, city, local, federal, or other tax or levy attributable to the Collateral, Client will repay to Purchaser the amount of tax so paid by Purchaser. Client agrees that Purchaser may apply any proceeds from disposition of the Collateral first to satisfy obligations secured by liens prior to Purchaser’s security interest. Client will remain liable and will pay on demand any deficiencies arising upon the liquidation of any security held by Purchaser.

(v) License. Client hereby grants to Purchaser a license or other right to use, without charge, Client’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Client’s rights under all licenses, and all franchise agreements shall inure to Purchaser’s benefit.

(vi) Remedies Cumulative. Purchaser’s rights and remedies under the Agreement, this Rider and all other documents or agreements between the parties hereto shall be cumulative. Purchaser shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Purchaser of one right or remedy shall be deemed an election, and no waiver by Purchaser of any default on Client’s part shall be deemed a continuing waiver. No delay by Purchaser shall constitute a waiver, election or acquiescence by it.

9. Incorporation into Agreement. This Rider and all of the terms, covenants, warranties, conditions, agreements and representations contained herein are incorporated into and deemed part of the Agreement.

10. Binding Agreement. This Rider is the valid, binding and legally enforceable obligation of Client in accordance with its terms.

11. This Rider is deemed made in the State of Florida and shall be governed, interpreted, and construed in accordance with the laws of the State of Florida. No modification, amendment, waiver, or discharge of this Agreement shall be binding upon Purchaser unless in writing and signed by Purchaser. TRIAL BY JURY IS HEREBY WAIVED by Factor and Client in any action, proceeding or counterclaim brought by Client or Purchaser against the other on any matters whatsoever arising out of or in any way connected with this Rider or the Agreement, or the relations created hereby, whether for contract, tort, or otherwise, and Client hereby consents to the jurisdiction of any state or federal court located within Palm Beach County, Florida, and waives personal service of any and all process upon Client and consents that all such service of process be certified mail directed to Client at its address as it appears at the beginning of this Agreement and service so made shall be deemed to be completed five (5) business days after the same shall have been deposited in the U.S. Mails, certified mail, return receipt requested, postage prepaid. Client waives any objection based on forum non conveniens, and any objection to venue or any action instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court. Nothing in this section shall affect Purchaser’s right to serve legal process in any other manner permitted by law or affect Purchaser’s right to bring any action or proceeding against client or its property in the courts of any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Rider as of the date first hereinabove written.

ICOP Digital, Inc.

By:	/s/ David C. Owen
David C. Owen, CEO

STATE OF Kansas

COUNTY OF Johnson

Before me, the undersigned authority, on this date personally appeared David C. Owen, CEO of ICOP Digital, Inc., a Colorado corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal this 30th day of October, 2008.

/s/ Ann Johnson
Notary Public

( S E A L )

My Commission Expires:

3-12-2010

Commission No.936880

Accepted this 3rd day of

November, 2008

at West Palm Beach, Florida.

“PURCHASER”

FCC, LLC d/b/a First Growth Capital

By:	/s/ Jay B. Atkins
Jay B. Atkins, Executive Vice President

Exhibit 1

Inventory Locations

Exhibit 4.2

Form of Inventory Report